COHNE, RAPPAPORT & SEGAL
                        525 East 100 South, Fifth Floor
                           Salt Lake City, UT 84102
                                 (801) 532-266
                              Fax: (801) 355-1813


December 8, 1997

Board of Directors
Cyclo3pss Corporation
3646 West 2100 South
Salt Lake City, UT 84120

     Re:  Opinion Letter and Consent
          Registration Statement on Form S-3

Gentlemen:

      We are acting as Securities Counsel for Cyclo3pss Corporation ("Company") with respect to the Registration Statement on Form S-3 ("Registration Statement"), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,000,000 shares of Common Stock ("Common Stock"), $.001 par value, underlying the Class A and Class B Redeemable Common Stock Purchase Warrants that were issued by the Company to various "Selling Shareholders".

      We are of the opinion that the said Common Stock when issued, will be legally issued, fully paid and nonassessable, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally.

      We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to the reference to us under the caption "Legal Opinion" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          COHNE, RAPPAPORT & SEGAL



                                          BY: /s/ A. O. Headman Jr.
                                          ----------------------------
                                              A. O. Headman, Jr.


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